Exhibit 99.1

10990 Roe Avenue
Overland Park, KS 66211
Phone 913 696 6100 Fax 913 696 6116
News Release

July 24, 2008

YRC Worldwide Reports Second Quarter 2008 Results

OVERLAND PARK, KAN. — YRC Worldwide Inc. (NASDAQ: YRCW) today announced diluted earnings per share of $.62 for the second quarter 2008, including a previously announced curtailment gain of $.39 per share and charge of $.09 per share for significant claim activity. The quarter also included a combined $.07 per share of losses on property disposals and reorganization charges. In the second quarter of 2007, the company reported $.95 of earnings per share.

“In spite of a challenging economy, our positive momentum continued in the quarter and we significantly improved our sequential results, delivering earnings consistent with previously issued guidance for the quarter,” stated Bill Zollars, Chairman, President and CEO of YRC Worldwide. “Our actions to improve operational efficiency, get our regional companies back on track and reduce overhead costs have been effective. We are carrying that momentum forward as we implement further operational improvements in the third quarter,” Zollars continued.

Segment Information

Key segment information for the second quarter 2008 included:

•	YRC National Transportation LTL revenue per hundredweight up 8.2% from second quarter 2007 and LTL tonnage per day down 9.9%; revenue of $1.7 billion, consistent with 2007

•	YRC Regional Transportation LTL revenue per hundredweight up 6.1% compared to last year and LTL tonnage per day down 17.6%; revenue of $533 million, down 11.7% from 2007

Additional statistical information is available on the company’s website at yrcw.com under Investors, Earnings Releases & Operating Statistics.

Outlook

The company expects to earn between $1.05 and $1.15 per share in the third quarter 2008. These results will include a curtailment gain of approximately $.70 per share and increased union health and pension costs of approximately $.15 per share attributable to contractual increases that take effect on August 1. The company expects to offset these cost increases with operational efficiencies by year end 2008. The curtailment gains that were recognized in the second quarter and will be recognized in the third quarter of 2008 are related to the harmonization of retirement plans across the company for non-contractual employees.

“We are encouraged by our progress and are optimistic about continued improvement in our performance,” stated Zollars.

Review of Financial Results

YRC Worldwide Inc. will host a conference call for shareholders and the investment community on Friday, July 25, 2008, beginning at 9:30 am ET, 8:30 am CT.

Investors and analysts should dial 1.888.609.3912 at least 10 minutes prior to the start of the call. The Conference ID Number is 53899091. The conference call will be open to listeners through a live webcast via StreetEvents at streetevents.com and via the YRC Worldwide Internet site yrcw.com. An audio playback will be available after the call via streetevents.com and yrcw.com.

* * * * *

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “guidance,” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results and earnings per share could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from acquisitions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the Securities and Exchange Commission (the “SEC”), including the company’s Annual Report on Form 10-K for the year ended December 31, 2007.

YRC Worldwide Inc., a Fortune 500 company and one of the largest transportation service providers in the world, is the holding company for a portfolio of successful brands including Yellow Transportation, Roadway, Reimer Express, YRC Logistics, New Penn, USF Holland, USF Reddaway, and USF Glen Moore. The enterprise provides global transportation services, transportation management solutions and logistics management. The portfolio of brands represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, YRC Worldwide employs approximately 60,000 people.

Investor Contact:	Stephen Bruffett	Media Contact:	Suzanne Dawson
	YRC Worldwide Inc.		Linden Alschuler & Kaplan
	913.696.6108		212.329.1420
	steve.bruffett@yrcw.com		sdawson@lakpr.com

STATEMENTS OF CONSOLIDATED OPERATIONS

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands except per share data)

(Unaudited)

	Three Months		Six Months
	2008	2007	2008	2007
OPERATING REVENUE	$2,398,728	$2,486,505	$4,631,320	$4,814,847

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	1,332,137	1,464,840	2,685,283	2,886,365
Operating expenses and supplies	538,664	469,644	1,024,893	911,572
Purchased transportation	281,938	273,184	536,250	524,952
Depreciation and amortization	63,435	60,345	126,748	119,336
Other operating expenses	105,803	113,464	218,568	229,788
(Gains) losses on property disposals, net	3,053	(2,788)	6,539	161
Reorganization and settlements	2,444	(606)	15,228	13,851

Total operating expenses	2,327,474	2,378,083	4,613,509	4,686,025

OPERATING INCOME	71,254	108,422	17,811	128,822

NONOPERATING (INCOME) EXPENSES:
Interest expense	18,104	21,766	36,670	41,804
Other	(1,863)	2,012	(3,834)	278

Nonoperating expenses, net	16,241	23,778	32,836	42,082

INCOME (LOSS) BEFORE INCOME TAXES	55,013	84,644	(15,025)	86,740
INCOME TAX PROVISION (BENEFIT)	18,739	29,277	(5,424)	30,094

NET INCOME (LOSS)	$36,274	$55,367	$(9,601)	$56,646

AVERAGE SHARES OUTSTANDING-BASIC	57,122	57,514	57,000	57,426
AVERAGE SHARES OUTSTANDING-DILUTED	58,193	58,511	57,000	58,546
BASIC EARNINGS (LOSS) PER SHARE	$0.64	$0.96	$(0.17)	$0.99
DILUTED EARNINGS (LOSS) PER SHARE	$0.62	$0.95	$(0.17)	$0.97

SEGMENT FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three and Six Months Ended June 30

(Amounts in thousands)

(Unaudited)

	Three Months			Six Months
	2008	2007	%	2008	2007	%
Operating revenue:
YRC National Transportation	$1,692,842	1,703,455	(0.6)	$3,252,688	3,311,899	(1.8)
YRC Regional Transportation	533,565	604,207	(11.7)	1,046,019	1,155,731	(9.5)
YRC Logistics	159,832	158,203	1.0	309,585	307,940	0.5
YRC Truckload	31,520	30,747	2.5	57,058	61,307	(6.9)
Eliminations	(19,031)	(10,107)		(34,030)	(22,030)

Consolidated	2,398,728	2,486,505	(3.5)	4,631,320	4,814,847	(3.8)

Operating income (loss):
YRC National Transportation	74,559	92,750	(19.6)	67,314	125,876	(46.5)
YRC Regional Transportation	2,136	15,593	(86.3)	(35,499)	10,232	n/m
YRC Logistics	1,874	1,537	21.9	795	467	70.2
YRC Truckload	(3,938)	(806)	n/m	(8,989)	(454)	n/m
Corporate and other	(3,377)	(652)		(5,810)	(7,299)

Consolidated	$71,254	108,422	(34.3)	$17,811	128,822	(86.2)

Operating ratio:
YRC National Transportation	95.6%	94.6%		97.9%	96.2%
YRC Regional Transportation	99.6%	97.4%		103.4%	99.1%
YRC Logistics	98.8%	99.0%		99.7%	99.8%
YRC Truckload	112.5%	102.6%		115.8%	100.7%
Consolidated	97.0%	95.6%		99.6%	97.3%

(Gains) losses on property disposals, net:
YRC National Transportation	$3,064	$(5,091)		$4,173	$(4,372)
YRC Regional Transportation	(686)	279		1,006	447
YRC Logistics	(6)	13		61	(24)
YRC Truckload	693	1,211		971	2,071
Corporate and other	(12)	800		328	2,039

Consolidated	3,053	(2,788)		6,539	161

(Gains) losses on reorganization and settlements:
YRC National Transportation	344	—		2,075	6,082
YRC Regional Transportation	1,829	285		12,882	5,791
YRC Logistics	271	2,583		271	2,697
YRC Truckload	—	—		—	—
Corporate and other	—	(3,474)		—	(719)

Consolidated	$2,444	$(606)		$15,228	$13,851

Selected Financial Data

YRC Worldwide Inc. and Subsidiaries

(Amounts in thousands unless otherwise noted)

(Unaudited)

	For the Six Months Ended June 30,
	2008	2007
Net cash provided by operating activities	$110,587	$162,903
Net cash used in investing activities	(70,140)	(214,024)
Net cash (used in) provided by financing activities	(37,356)	31,405
Gross capital expenditures	(77,018)	(241,860)
Net capital expenditures	(65,939)	(213,921)
Proceeds from exercise of stock options	50	6,405
Free cash flow [a]	44,698	(44,613)

	June 30, 2008	December 31, 2007
Cash and cash equivalents	$61,324	$58,233
Accounts receivable, net	1,116,081	1,073,915
Net property and equipment	2,314,899	2,380,473
Total assets	5,019,480	5,062,623
Asset backed securitization borrowings	140,000	180,000
Current maturities of long-term debt	331,295	231,955
Long-term debt, less current portion	723,790	822,048
Total debt	1,195,085	1,234,003
Total shareholders’ equity	1,607,070	1,612,304
Debt to capitalization [b]	42.6%	43.4%

[a]

Management uses free cash flow as an indication of the cash available to fund additional capital expenditures, to reduce outstanding debt (including current maturities), or to invest in our growth strategies. Free cash flow is calculated as net cash from operating activities plus stock option proceeds less net capital expenditures. This measurement is used for internal management purposes and should not be construed as a better measurement than net cash from operating activities as defined by generally accepted accounting principles.

[b]	We calculate debt to capitalization as total debt divided by total debt plus total shareholders’ equity.